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                                                                   EXHIBIT 10.16
                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT, made effective as of this ______ day of _______________________, 19___, by and between Ciprico, Inc., a Delaware corporation (the "Company"), and _______________________________________
("Participant").

                              W I T N E S S E T H:

         WHEREAS, the Participant on the date hereof is an officer or employee of the Company; and

         WHEREAS, the Company has adopted the Ciprico, Inc. 1996 Restricted Stock Plan (the "Plan") and wishes to grant the Participant a restricted stock award pursuant to the Plan; and

         WHEREAS, the Company's Board of Directors has authorized the grant of a restricted stock award for ____________________________ shares of the Company's Common Stock ("Stock") to the Participant;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. GRANT OF RESTRICTED STOCK AWARD. The Company hereby grants to Participant on the date set forth above a restricted stock award (the "Award") for ______________________________________________ (________________) shares of
Stock on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 11 of the Plan. The Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant's name, and shall deliver such certificate to the Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in this Agreement and providing for the cancellation and return of such certificate if such shares of Stock are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to Section 2 below, the Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

         2.      VESTING OF RESTRICTED STOCK.

                 a. The shares of Stock subject to this Award shall remain forfeitable until the second anniversary of the date of the Award (the "vesting date"). If the Participant's employment with the Company is terminated for any reason, including the Participant's voluntary resignation or retirement but excluding termination by the Company without "cause," at any time prior to the vesting date for the Award, the Participant shall immediately forfeit all shares of Stock subject to this Award. If the Participant's employment is terminated by the Company without "cause" prior to the vesting date for this Award, all risks of forfeiture on the shares of Stock subject to this Award shall immediately lapse.
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                 b.       For purposes of Section 2(a), the Participant shall
be terminated for "cause" if the termination results from any of the following events:

                          (i) The Participant's conviction of a felony under federal or state law, any act of dishonesty or disloyalty (including, but not limited to, the willful misappropriation of the Company's funds), or the commission of any act involving moral turpitude;

                          (ii) The Participant's willful and material breach of the Company's policies or the Participant's willful and material failure, neglect or refusal to perform any of the duties that may be assigned to him from time to time by mutual agreement of the parties; or

                          (iii)   The Participant's willful misconduct that:
                                  (A) materially and adversely effects the reputation of the Company's business, (B) is contrary to the best interests of the Company, or (C) conflicts with or is competitive with the business activities of the Company;

provided, however, that an act or failure to act by the Participant shall not be "willful" unless it is done, or omitted to be done, in bad faith and without any reasonable belief that the Participant's action or omission was in the best interests of the Company. With respect to the events listed in clause (ii) or
(iii) the Participant's employment shall not be deemed to have been terminated for cause unless and until the Company provides the Participant with a written notice that describes in detail the conduct supporting such termination for cause and that grants the Participant a period of at least ten (10) days from the date of such notice to take whatever steps are necessary to discontinue the conduct described therein or to correct the effects of the Participant's prior conduct to the satisfaction of the Company. If the Participant fails to discontinue such conduct described in such written notice or cannot correct the effects of such prior conduct within such ten-day period, the Participant's employment shall immediately terminate upon the expiration of such ten-day period, and such termination shall be deemed to be for cause.

         3. CHANGE OF CONTROL. Notwithstanding anything in this Agreement to the contrary, all risks of forfeiture applicable to this Award shall immediately lapse upon a "change of control" as provided in Section 10 of the Plan.

         4.      GENERAL PROVISIONS.

                 a. Employment. This Agreement shall not confer on the Participant any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminate such employment.

                 b. Securities Law Compliance. The Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Award until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities or other laws. The Participant may be required by the Company, as a condition of the effectiveness of this Award, to agree in writing that all Stock subject to this Award shall be held, until such time that such Stock is registered and freely tradable under
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applicable state and federal securities laws, for the Participant's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

                 c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 11 of the Plan, certain changes in the number or character of the Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in the number of shares subject to this Award. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

                 d. Shares Reserved. The Company shall at all times during the term of the this Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

                 e. Withholding Taxes. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it as from the grant of this Award and to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Stock subject to this Award.

                          The Participant may, subject to the discretion of the
Board or the Committee, as the case may be, and such other administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering previously-acquired shares of Stock, including shares received pursuant to a restricted stock award on which the risks of forfeiture have lapsed, such shares having a fair market value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to such obligations. Such election shall comply with such rules as may be adopted by the Board or the Committee to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

                          For purposes of this Section 4(e), the "fair market
value" of the Stock shall mean the last sale price of such stock as reported by Nasdaq on the relevant date or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of such stock.

                 f. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party
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shall not operate or be construed as a waiver of any other provision of this
Agreement, or of any subsequent breach by such party of a provision of this Agreement.

                 g. Supersedes Previous Agreements. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements (written or oral) and writings between the Company and the Participant with respect to the subject matter hereof. All such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

                 h. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Minnesota.

                 i. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, by telecopy (with confirmation of transmission) or by certified mail, return receipt requested. If addressed to the Participant, the notice shall be delivered or mailed to the Participant at the address specified under the Participant's signature hereto, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices to the attention of its Vice President. A notice shall be deemed given, if by personal delivery or by telecopy, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

                 j. Headings. The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                 k. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of the Participant and his successors.

                 l. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of
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its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable  attorneys' fees.
Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

                 m. 1996 RESTRICTED STOCK PLAN. This Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                        CIPRICO, INC.


                                        By:______________________________
                                           Its:__________________________




                                        _________________________________
                                        Participant



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